UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MORGAN STANLEY EASTERN EUROPE FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1221 Avenue of the Americas

New York, New York 10020

MORGAN STANLEY

July 19, 2007

IMPORTANT NOTICE

MORGAN STANLEY EASTERN EUROPE FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS ADJOURNED TO AUGUST 1, 2007

The Annual Meeting of Stockholders (the “Meeting”) of Morgan Stanley Eastern Europe Fund, Inc. (the “Fund”) was held on June 19, 2007 with Directors of the Fund being elected. The Meeting was adjourned to August 1, 2007 to solicit additional votes in connection with the proposal to amend the Fund’s investment restrictions as outlined in the Notice of Special Meeting of Stockholders previously mailed to you. The adjourned meeting will be held at 9:30 a.m. on August 1, 2007 at the offices of Morgan Stanley Investment Advisors Inc., 522 Fifth Avenue, Board Room - 3rd Floor, New York, NY 10036.

YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE AFFAIRS OF THE FUND DOES MAKE A DIFFERENCE.

With regard to the investment restriction proposal, the Board of Directors of the Fund has approved an amendment to the Fund’s investment restrictions to allow the fund to invest 25% or more of its total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries if the Board of Directors of the Fund determines that certain criteria are met. This change would expand the types of industries in which the Fund may currently concentrate: energy sources industry, the electric utilities industry and the telecommunications industry. Pursuant to the Fund’s current investment concentration restriction, the Fund is currently concentrated in the electric utility industry. The Fund is not currently concentrated in any of the proposed industries. By being able to concentrate in the proposed industries, the Fund will have the ability to obtain greater exposure to certain types of securities than was previously the case.

After careful consideration, the Board of Directors of the Fund recommends that you vote “FOR” the approval of the amendment to the Fund’s investment restrictions.

Please join many of your fellow stockholders and cast your vote. To cast your vote, simply complete the enclosed proxy card and return it in the postage paid envelope provided. For your convenience, you may cast your vote via internet or by telephone. Instructions for casting your vote via the internet or telephone are printed on the enclosed proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the internet or telephone, there is no need to mail the card.

We appreciate your careful and prompt consideration of this matter.